Exhibit 10.2

PROMISSORY NOTE
$5,000,000    December 31, 2014
FOR VALUE RECEIVED, IMH FINANCIAL CORPORATION, a Delaware corporation (the “Borrower”), promises to pay to SRE MONARCH LENDING, LLC, a Delaware limited liability company (“Lender”), or its assigns, the principal sum of FIVE MILLION DOLLARS ($5,000,000), or, if less, the unpaid principal amount of the aggregate advances (“Advances”) made by the Lender to the Borrower pursuant to the Loan Agreement (as defined below), as set forth on the attached Schedule, on the dates specified in the Loan Agreement, and to pay interest on the unpaid principal amount of each Advance on each day that such unpaid principal amount is outstanding, at the Interest Rate as provided in the Loan Agreement, on the Facility Maturity Date.
This Promissory Note (this “Note”) is issued pursuant to the Loan Agreement, dated as of December 31, 2014 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between the Borrower and the Lender. Capitalized terms used but not defined herein shall have the meanings provided in the Loan Agreement.
Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the Borrower under this Note, when combined with any and all other charges provided for in this Note, in the Loan Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Note shall be equal to the Maximum Lawful Rate. In no event shall the total interest received by the Lender under this Note exceed the amount which the Lender could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.
Payments of the principal of, and interest on, Advances represented by this Note shall be made by or on behalf of the Borrower to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in the Loan Agreement, or in such manner or at such other address as the holder of this Note shall have specified in writing to the Borrower for such purpose, without the presentation or surrender of this Note or the making of any notation on this Note.
If any payment under this Note falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended at the applicable Interest Rate.

Exhibit 10.2

Payment of the principal amount of the Note shall become due and payable at the time or times set forth in the Loan Agreement. No portion of the principal amount of this Note may be prepaid.
The Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.
All amounts evidenced by this Note, the Lender’s Advances and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by the Lender on the schedule attached hereto and made a part hereof or on a continuation thereof, which shall be attached hereto and made a part hereof; provided, however, that the failure of the Lender to make such a notation shall not in any way limit or otherwise affect the obligations of the Borrower under this Note as provided in the Loan Agreement.
The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Advances made by the Lender and represented by this Note and the indebtedness evidenced by this Note.
The holder of this Note is entitled to the benefits of the Loan Agreement and may enforce the agreements of the Borrower contained in the Loan Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Loan Agreement, all in accordance with, and subject to the restrictions contained in, the terms of the Loan Agreement.
This Promissory Note is the “Note” referred to in Section 2.1 of the Loan Agreement.
This Note shall be construed in accordance with and governed by the laws of the State of Illinois.
[Remainder of Page Intentionally Left Blank]

Exhibit 10.2

IN WITNESS WHEREOF, the undersigned has executed this Note as on the date first written above.

IMH FINANCIAL CORPORATION, as the Borrower
By: /s/ Lawrence D. Bain
Name: Lawrence D. Bain
Title: CEO and Chairman

Schedule attached to Promissory Note dated December 31, 2014 of IMH FINANCIAL CORPORATION payable to SRE MONARCH LENDING, LLC.
Date of Advance or Repayment	Principal Amount of Advance	Principal Amount of Repayment	Outstanding Principal Amount
12/31/2014	$5,000,000	$—	$5,000,000